UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
September 24, 2014

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware (State or Other Jurisdiction of Incorporation)	0-21220 (Commission file number)	74-1621248 (I.R.S. Employer Identification No.)

1627 E. Walnut
Seguin, Texas 78155
(Address of Registrant’s principal executive offices, including zip code)

(830) 379-1480

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2014, Alamo Group Inc. (the “Company”) entered into a Share Repurchase Agreement (the “Repurchase Agreement”) with Capital Southwest Corporation and Capital Southwest Venture Corporation (together with Capital Southwest Corporation, “Capital Southwest”).  Pursuant to the Repurchase Agreement, the Company will repurchase 849,690 shares of the Company’s common stock owned by Capital Southwest at a purchase price of $40.255 per share (the “Repurchase”).  The closing price of the Company’s common stock on the New York Stock Exchange on September 24, 2014 was $41.50 per share.  The Repurchase is expected to be completed on September 25, 2014, subject to closing conditions.

Subject to certain exemptions, Capital Southwest also agreed that at any time during the 30-month period commencing on the date of the Repurchase Agreement, it will not: (a) acquire any ownership of assets or businesses or securities of the Company or any direct or indirect subsidiary of the Company; (b) publicly or privately offer to enter into, or publicly or privately propose, any merger, business combination, recapitalization, restructuring or other extraordinary transaction with the Company or any direct or indirect subsidiary of the Company; (c) initiate any stockholder proposal or the convening of a stockholders’ meeting of or involving the Company or any direct or indirect subsidiary of the Company; (d) solicit proxies with respect to any matter from, or otherwise seek to influence, advise or direct the vote of, holders of any shares of capital stock of the Company; (e) otherwise seek or propose to influence, advise, change or control the management, board of directors, governing instruments, affairs or policies of the Company or any direct or indirect subsidiary thereof; (f) enter into any discussions, negotiations, agreements, arrangements or understandings with any other person with respect to any matter described in the foregoing clauses (a) through (e) or form, join or participate in a group to vote, acquire or dispose of any securities of the Company or any of its subsidiaries; (g) request that the Company amend, waive, grant any consent under or otherwise not enforce any of the above provisions, or refer to any desire or intention, but for the above provisions, to do so; or (h) make any public disclosure, or take any action that could reasonably be expected to require Capital Southwest to make a public disclosure, with respect to any of the matters set forth in the Repurchase Agreement.

In connection with the Repurchase, the Company received the consent of the lenders party to its Amended and Restated Revolving Credit Agreement (the “Credit Agreement”) by and among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent, to consummate the Repurchase (as the Repurchase exceeds the limitation for repurchases of common stock provided for in the Credit Agreement).

The above description of the Repurchase Agreement is qualified in its entirety by reference to the Repurchase Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)

10.1
Share Repurchase Agreement, dated as of September 24, 2014, by and among Capital Southwest Corporation, a Texas corporation, Capital Southwest Venture Corporation, a Nevada corporation, and Alamo Group Inc., a Delaware corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Alamo Group Inc.

Date: September 24, 2014	By:	/s/ Robert H. George
Robert H. George
Vice-President

EXHIBIT INDEX

Exhibit No.	Description

10.1
Share Repurchase Agreement, dated as of September 24, 2014, by and among Capital Southwest Corporation, a Texas corporation, Capital Southwest Venture Corporation, a Nevada corporation, and Alamo Group Inc., a Delaware corporation.